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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               September 15, 1998


                               PIVOT RULES, INC.
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             (Exact name of registrant as specified in its charter)

            New York                  333-22895              13-3612110
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  (State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)             File Number)       Identification No.)

     42 West 39th Street, New York, New York                          10018
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    (Address of principal executive offices)                        (Zip Code)

                                 (212) 944-8000
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               Registrant's telephone number, including area code

                                 Not Applicable
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         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

         Pursuant to a Trademark Purchase Agreement dated September 14, 1998, Pivot Rules, Inc. (the "Company") sold all of its golf sportswear trademarks to Klear Knit Sales Inc. ("Klear Knit"), an unaffiliated Connecticut corporation. The purchase price for the trademarks was $400,000 in cash (paid on September 15, 1998), plus a contingent cash amount equal to two percent (2%) of the gross revenues received by Klear Knit in excess of $2,500,000 during each year of the five year period following execution of the agreement. The aggregate contingent payments to be made to the Company are capped at $290,000. The purchase price was determined through arms-length negotiations between the Company and Klear Knit.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         10.26 Trademark Purchase Agreement dated September 14, 1998 by and between Pivot Rules, Inc. and Klear Knit Sales Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PIVOT RULES, INC.

                                            By: /s/ Jonathan Morris
                                                ----------------------------
                                                Jonathan Morris
                                                Executive Vice President

Dated:  September 17, 1998

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                                 EXHIBIT INDEX

Exhibit                                                                    Page
Number      Description                                                     No.
------      -----------                                                     ---
10.26       Trademark Purchase Agreement dated September 14, 1998 by and     5
            between Pivot Rules, Inc. and Klear Knit Sales, Inc.










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